Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-224700) pertaining to the Amneal Pharmaceuticals, Inc. 2018 Incentive Award Plan, Impax Laboratories, Inc. 1999 Equity Incentive Plan, Impax Laboratories, Inc. Fourth Amended and Restated 2002 Equity Incentive Plan, and Impax Laboratories, Inc. Inducement Stock Option Award,

(2)	Registration Statement (Form S-3 No. 333-224702) and in the related Prospectus for the registration of 215,076,770 shares of Amneal Pharmaceuticals, Inc. Class A common stock, and

(3)	Registration Statement (Form S-3 No. 333-230022) and in the related Prospectus for the registration of Amneal Pharmaceuticals, Inc securities;

of our reports dated March 2, 2020, with respect to the consolidated financial statements of Amneal Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Amneal Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 2, 2020